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                                                                   EXHIBIT 4.197

                                                          State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 11:50 AM 01/27/2004
                                                    FILED 11:50 AM 01/26/2004'"`
                                                    SRV 040052770 - 3759114 FILE


                            CERTIFICATE OF FORMATION

                                       OF

                                BTU VENEZUELA LLC

                The name of the limited liability company is: BTU

                                 VENEZUELA LLC


         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


         3. This Certificate of formation shall be effective on January 28, 2004.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of BTU Venezuela LLC this 26th day of January, 2004.



                                                          /s/ Jeffery L. Klinger
                                                              ------------------


                                                     Jeffery L. Klinger. Esquire